Exhibit 10.19

KINDERCARE EDUCATION LLC

LONG-TERM INCENTIVE PLAN

AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made effective as of January 1, 2020 (the “Grant Date”), between KinderCare Education LLC (the “Company”) and [                ] (the “Participant”). This Agreement is made under the KinderCare Education LLC Long-Term Incentive Plan (as amended from time to time, the “LTIP”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LTIP.

1. Grant of Award; Target Award Value; Performance Period.

(a) Grant of Award. Effective as of the Grant Date, in consideration of the Participant’s continued Employment with the Company or a Subsidiary thereof, the Company hereby grants to the Participant an Award with the Target Award Value set forth in Section 1(b) below (the “Award”), upon and subject to the terms and conditions set forth in the LTIP and this Agreement.

(b) Target Award Value. The Target Award Value of the Award shall be $[                ].

(c) Performance Period. The Performance Period applicable to the Award shall be the period commencing on January 1, 2020 and ending on December 31, 2022.

2. Terms of Award; Payment.

(a) General. The Award represents the right to receive a percentage, ranging from zero percent (0%) to two hundred percent (200%) (the “Performance Percentage”), of the Target Award Value, determined by reference to the Company’s EBITDA attainment for the Performance Period (as more fully described in this Section 2). With respect to each calendar year (or portion thereof) in the Performance Period, the Administrator shall determine the EBITDA target for such calendar year no later than ninety (90) days after the start of the applicable calendar year (or portion thereof) (or such later date as permitted under the terms of the LTIP). The sum of the annual EBITDA targets for the Performance Period is referred to herein as the “Target EBITDA” for the Performance Period.

(b) Determination of Performance Percentage. Following the conclusion of the Performance Period but prior to the applicable payment date, the Administrator shall determine (i) the Company’s “EBITDA Percentage” for such Performance Period by dividing (A) the Company’s cumulative actual EBITDA during the full Performance Period (as determined by the Administrator), by (B) the Target EBITDA for the full Performance Period (expressed as a percentage), and (ii) the Performance Percentage for the Award by reference to the EBITDA Percentage as set forth on Exhibit A attached hereto.

(c) Determination of Award. Subject to Section 3 below, following the conclusion of the Performance Period but prior to the applicable payment date, the Administrator shall determine the actual amount of the Award payable to the Participant by multiplying the Performance Percentage attained for the Performance Period (determined in accordance with Section 2(b) above) by the Target Award Value.

(d) Payment of Award. The Award (or any portion thereof) that becomes payable in accordance with this Agreement shall be paid to the Participant between January 1st and March 15th of the calendar year immediately following the last calendar year of the Performance Period, subject to and conditioned upon the Participant’s Employment through the payment date (except as otherwise set forth in Sections 3(a) below).

3. Termination and Forfeiture.

(a) Termination Due to Death, Disability or Retirement. If the Participant incurs a Termination of Service due to the Participant’s death, Disability (as defined below) or Retirement, in any case, during the last calendar year of the Performance Period, the Participant shall be eligible to receive a pro-rated payment of the Award determined by multiplying the actual amount of the Award that would otherwise have been paid to the Participant for such Performance Period based on the EBITDA Percentage and Performance Percentage attained for the full Performance Period (determined in accordance with Sections 2(b) and (c) above) by a fraction, (i) the numerator of which equals the number of full calendar quarters in the Performance Period occurring prior to the calendar quarter in which such Termination of Service occurs and (ii) the denominator of which equals twelve (12) (or such lesser number of calendar quarters in the full Performance Period). The pro-rated Award (if any) shall be paid to the Participant in accordance with Section 2(d) above. For purposes of this Agreement, “Disability” shall mean that (i) the Participant has become entitled to benefits under an applicable long-term disability plan provided by the Company or its Subsidiaries or (ii) if no such plan applies to the Participant, the Participant is “totally and permanently disabled” within the meaning of Section 22(e)(3) of the Code.

(b) Other Terminations. Except as otherwise provided in Section 3(a) above, if the Participant incurs a Termination of Service for any reason prior to the date on which the Award (to the extent the Award becomes payable hereunder) is paid to the Participant, the Award shall automatically and without further action be cancelled and forfeited by the Participant upon such Termination of Service, and the Participant shall have no further right or interest in or with respect to the Award.

4. No Tax Advice. The Participant understands that the Participant may suffer adverse tax consequences in connection with the grant and/or payment of the Award. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the Award and the payment thereof and that the Participant is not relying on KUEHG, the Company or any of their respective representatives for any tax advice and that no such entity has provided any tax advice to the Participant.

5. Miscellaneous.

(a) Administrator. The Administrator shall make all determinations under the LTIP and this Agreement in the Administrator’s sole discretion and all such determinations shall be final and binding on the Participant and on all other persons having or claiming any interest in this Award.

(b) Incorporation of LTIP. Notwithstanding anything to the contrary anywhere else in this Agreement, the Award is subject to the terms, definitions and provisions of the LTIP, which is incorporated herein by reference. If any conflict arises between the LTIP and this Agreement, the terms and conditions of the LTIP shall prevail. Without limiting the generality of the foregoing, Sections 7 (“Certain Transactions”), 8 (“Release”), 10 (“Withholding”), 11 (“Section 409A”) and 12(a) (“Transferability”) of the LTIP are hereby expressly incorporated into this Agreement as if first set forth herein and applicable to the Award.

(c) Binding Agreement; Successors. Subject to the limitations set forth in the LTIP and this Agreement, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, legatees, legal representatives, successors and assigns of the parties hereto, including, without limitation, any entity that succeeds to the business of the Company. Without limiting the generality of the foregoing, the Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of such successors and assigns.

(d) Invalidity. If one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(e) No Right to Continued Service. Nothing in the LTIP or this Agreement shall confer upon the Participant any right with respect to continuation of any service relationship with KUEHG, the Company or any Subsidiary, nor shall it interfere in any way with the Participant’s right or the right of KUEHG, the Company or any Subsidiary to terminate the Participant’s service at any time, with or without cause (which rights are hereby expressly reserved).

(f) Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

(g) Counterparts. This Agreement may be executed in any number of counterparts, any of which may be transmitted by facsimile or e-mail, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h) Entire Agreement; Amendments and Waivers. This Agreement, together with the LTIP and all exhibits hereto and thereto, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. The Administrator may amend, modify or terminate this Agreement at any time, provided, however, that no amendment, modification or termination of this Agreement shall materially and adversely affect the Award without the prior written consent of the Participant. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(i) Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

KINDERCARE EDUCATION LLC		PARTICIPANT

By:
	Paul Thompson, Chief Operations Officer	[ ]

(Signature Page to LTIP Award Agreement)

EXHIBIT A

2020-2022 EBITDA and Performance Percentages*

If the Company’s EBITDA Percentage is:	Then the Performance Percentage is:
130% or above	200%
115%	150%
100%	100%
90%	80%
75%	50%
Below 75%	0%

*If the Performance Percentage falls between two of the levels designated above, the percentage of Target Award Value earned shall be interpolated between such levels on a straight-line basis.

A-1